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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this registration statement, on Form S-4 of our report dated November 18, 1999 (except with respect to the matters discussed in the second and third paragraphs of note 12 to the Consolidated Financial Statements as to which the date is January 31, 2000) included herein and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP


April 12, 2000

New York, New York